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                                                                    EXHIBIT 21.1

                             LISTING OF SUBSIDIARIES


                                                                                               Country, State
                                                                                               or Province
                                                                                               of Incorporation
                                                                                               ----------------
Metallurg, Inc.                                                                                Delaware
    Metallurg International Resources, LLC                                                     Delaware
    Shieldalloy Metallurgical Corporation                                                      Delaware
    Metallurg Services, Inc.                                                                   New York
    MIR (China), Inc.                                                                          Delaware
    Metallurg (Canada) Limited                                                                 Quebec, Canada
    Metallurg Holdings Corporation                                                             New York
        Elektrowerk Weisweiller GmbH                                                           Germany
        Metallurg Europe Limited                                                               England
            London & Scandinavian Metallurgical Co Limited                                     England
                S. A. Vickers Limited (dormant)                                                England
                H. M. I. Limited (dormant)                                                     England
                Metal Alloys (South Wales) Limited (dormant)                                   England
                Metalloys Limited (dormant)                                                    England
                The Aluminium Powder Company Limited                                           England
                    Alpoco Developments Limited (dormant)                                      England
                    Benda-Lutz-Alpoco Sp.zo.o.                                                 Poland
                M & A Powders Limited (dormant)                                                England
                Hydelko AS                                                                     Norway
            Metallurg South Africa (Pty.) Limited                                              South Africa
                W.T. Mines Limited (dormant)                                                   South Africa
                Stand 359 Wadeville Extension 4 (Pty.) Limited                                 South Africa
                Reframet Installations (Pty.) Limited                                          South Africa
                Natal Foundry Suppliers (Pty.) Limited                                         South Africa
            Companhia Industrial Fluminense                                                    Brazil
        Turk Maadin Sirketi                                                                    Turkey
            Oren Madencilik (dormant)                                                          Turkey
        Gesellschaft fur Elektrometallurgie mbH                                                Germany
            Societe Miniere du Kivu (dormant)                                                  Dem. Republic of Congo
            GfE Umwelttechnik GmbH                                                             Germany
                Recovan S.p.A.                                                                 Italy
                Intervan GmbH (dormant)                                                        Germany
            GfE Medizintechnik GmbH                                                            Germany
            GfE Metalle und Materialien GmbH                                                   Germany
            GfE Giesserei- und Stahlwerksbedarf GmbH                                           Germany
            RZM-Recyclingzentrum Mittelfranken GmbH                                            Germany
            Columbite Exploration and Development Company (Ghana) Limited                      Ghana


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
        Ferrolegeringar Aktiengesellschaft                                                     Zurich, Switzerland
            Metalchimica S. r. l.                                                              Italy
            FAG Poland Sp.zo.o.                                                                Poland
        Aktiebolaget Ferrolegeringar                                                           Sweden
        Metallurg International Resources GmbH                                                 Germany
            Metallurg International Resources Russia Limited                                   Russia
        Metallurg (Far East) Limited                                                           Japan
        Montanistica S. A.                                                                     Zug, Switzerland
        Metallurg Mexico S. A. de C. V.                                                        Mexico
        Metallurg Servicios S de RL de CV                                                      Mexico
        Caribbean Metals & Alloys Limited (dormant)                                            Jersey, CI
        Metallurgische Gesellschaft AG  (dormant)                                              Zurich, Switzerland
        Brandau y Cia S. A. (dormant)                                                          Spain
        Aleaciones Metalurgicas Venezolanas  C. A.  (dormant)                                  Venezuela
        Montan Aktiengesellschaft  (dormant)                                                   Liechtenstein

Notes
Dormant subsidiaries have no operations.



As at March 27, 2001